EXHIBIT 21
                                ----------
                        SUBSIDIARIES OF REGISTRANT
                        --------------------------


                                                              STATE OF
NAME OF SUBSIDIARY                                         INCORPORATION
------------------                                         -------------

Cooperstown and Charlotte Valley Railway Corporation          New York

Central New York Railroad Corporation                         New York

Syracuse, Binghamton and New York Railroad Corporation        New York

Lackawaxen and Stourbridge Railroad Corporation             Pennsylvania

Delaware Otsego Equipment Corporation                         New York

Fonfulco, Inc.                                                New York

The New York, Susquehanna and Western Railway Corporation    New Jersey

Susquehanna Properties, Inc.                                  New York

Staten Island Railway Corporation                             New York

Delta Warehousing Corporation                                New Jersey

Rahway Valley Company, Lessee                                New Jersey

Rahway Valley Railroad Company                               New Jersey

Susquehanna Bulk Systems, Inc.                               New Jersey


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